UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2009, JPMorgan Chase Bank, N.A. (“JPMorgan”), on behalf of the Mesa Offshore Trust (the “Trust”), entered into a Binding Settlement Agreement Term Sheet (“Term Sheet”) with (1) MOSH Holding, L.P. and Dagger-Spine Hedgehog Corporation (together, “Plaintiffs”), (2) Pioneer Natural Resources Company and Pioneer Natural Resources Company USA, Inc. (together, “Pioneer”), and (3) Woodside Energy (USA), Inc. (“Woodside”), summarizing the principal terms of a settlement in MOSH Holding, L.P. v. Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc.; Woodside Energy (USA), Inc.; and JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust; Cause No. 2006-01984; pending in the 334th Judicial District Court (the “Court”) of Harris County, Texas (the “Lawsuit”).

Pursuant to the provisions of the Term Sheet, and subject to certain conditions precedent therein and to be included in a Final Settlement Agreement approved by the Court: (1) Pioneer will pay to the Trust $13 million and will sell and contribute to the Trust any proceeds from the sale of all of its interests in the Brazos Block A-39 (the “Pioneer Settlement Interests”); (2) JPMorgan will pay to the Trust $5 million and will release all claims for and forgive repayment of the existing $5 million Demand Promissory Note (the “Credit Facility”) provided by JPMorgan, as lender, to the Trust; and (3) Woodside will pay to the Trust $1 million.  Notwithstanding certain other releases, the Trustee will be permitted to use the remaining balance available under the Credit Facility and any other Trust income to pay Trust liabilities and expenses as permitted under the Trust’s Royalty Trust Indenture (“Indenture”) prior to the receipt and final distribution of any net settlement proceeds.

As provided in the Term Sheet, each of the parties agreed to release any and all claims against the other parties that are, or could have been, asserted in the Lawsuit, including any claims for reimbursement of attorney’s fees or costs.

The parties intend to enter into a Final Settlement Agreement, which will be submitted to the Court for final approval.  As a condition precedent to the settlement, the Court must approve and enter findings as part of the Agreed Final Judgment that all claims that were raised (or that could have been raised) against the defendants in the Lawsuit are owned by Plaintiffs, and/or the Trust, and/or the Partnership; the Plaintiffs pursued the claims asserted in the Lawsuit on behalf of the Trust and/or the Partnership; the Plaintiffs and the Trustee have the authority to prosecute, resolve, settle and release all released claims on behalf of the Trust, the Partnership and Plaintiffs; and the settlement is in the best interest of the Trust, its unit holders and the Partnership. The Court’s Agreed Final Judgment must be entered following a hearing for which notice is provided by the Trustee to all Trust unit holders in accordance with the notice provisions of the Indenture.  If the Court does not approve the Final Settlement Agreement and enter an Agreed Final Judgment in accordance with the express terms set forth in the Term Sheet and the Final Settlement Agreement, any of the parties may, in its sole discretion, withdraw from the settlement and the Term Sheet and the Final Settlement Agreement will become null and void.

After a Final Settlement Agreement is approved and an Agreed Final Judgment is entered by the Court, the Trustee will direct Pioneer to sell the assets of the Mesa Offshore Royalty Partnership (the “Partnership assets”) (along with the Pioneer Settlement Interests), consistent with the terms contained in the Term Sheet and as approved by the Court, at public auction and any resulting sales proceeds will be remitted to the Trust as part of the wind-down process (the “Liquidation Process”).

The Partnership assets and the assets contributed to the Trust by Pioneer for sale pursuant to its tender letter of October 10, 2008 (hereafter referred to as “Pioneer Settlement Interests”) will be offered in two lots: (1) the West Delta 61 Lot, and (2) the Brazos A-39 Lot (together, the “Sales Lots”).  The Plaintiffs may identify a Qualified Bidder for each of the Sales Lots within ten business days from the execution date of the Term Sheet, which bidder must (1) place $375,000 for each Sales Lot, or $750,000 in the aggregate, into escrow within three business days following the date an Agreed Final Judgment is entered by the Court approving the Final Settlement Agreement, and (2) with respect to the Brazos A-39 Lot, demonstrate its qualification with the Mineral Management Service of the U.S. Department of the Interior to hold record title interest in and to operate offshore interests.  The Qualified Bidder will have the right to enter into Right of First Refusal Agreements with respect to the applicable Sales Lot, which would provide that in the event higher bids are obtained at public auction, the Qualified Bidder would have the right, but not the obligation, to purchase the lot on the same terms as the highest bidder.  If the Qualified Bidder fails to meet the applicable requirements or fails to timely exercise its right of first refusal, the Right of First Refusal Agreements will be extinguished and the sales process can proceed with the other highest bidder(s) and any escrow sums will be returned to the Qualified Bidder.

Payment of settlement proceeds by Pioneer, JPMorgan and Woodside to the Trustee will be made once the Trustee receives the sales proceeds from the public auction.  The settlement proceeds will be placed into separate, interest-bearing, escrow accounts at JPMorgan and will not be distributed by the Trustee until after the Agreed Final Judgment becomes final and non-appealable.  Should the Agreed Final Judgment be reversed, the settlement proceeds will be returned to the respective defendants.

The final distribution by the Trust of the proceeds (i.e., the $19 million in settlement proceeds plus any sales proceeds from the public auction of the Partnership assets and the Pioneer Settlement Interests) to Trust unit holders will be made only after the settlement proceeds have been remitted to the Trustee, and the Trustee has deducted any costs incurred for effecting the sale of assets in the Liquidation Process and any other fees and expenses relating to the administration of the Trust after April 27, 2009.  Counsel for the Plaintiffs also intend to request that the Court award attorney’s fees together with a reimbursement of their expenses incurred out of the settlement proceeds before final distribution.  Accordingly, the final distribution of net settlement and sales proceeds by the Trust to its 71,980,216 outstanding units of beneficial interest may be materially less than the gross settlement and sales proceeds.

The Trustee expects to establish a record date approved by the Court in the Agreed Final Judgment to serve as the date for holders of record entitled to final distribution as part of the winding up of the Trust.

In the event the Liquidation Process does not result in the sale of Pioneer’s interests in Brazos Block A-39, Pioneer is entitled to dispose of such assets in any manner it sees fit, including by way of example and without limitation, withdrawing from participation in and ownership in Brazos Block A-39 pursuant to the terms of the Offshore Operating Agreement governing this property.  In addition, if the Partnership’s interests remain unsold and no buyer can be found after the completion of the public auction, Pioneer has the absolute right to cancel and/or extinguish such interest(s).  Until the time of any sale or abandonment of the Partnership’s assets, Pioneer, as managing general partner of the Partnership, will continue to operate the Partnership’s assets and distribute in the normal course any net proceeds to the Trustee for the benefit of the Trust.  Once the Final Settlement Agreement has been executed and a hearing set by the Court for final approval, at least thirty-days notice will be provided by the Trustee to all unitholders of record.

A copy of the Term Sheet is attached as Exhibit 99.1 hereto, and the summary of the Term Sheet above is qualified by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.

On April 27, 2009, the Trust issued a press release announcing that it entered into Term Sheet. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.2 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1

Binding Settlement Agreement Term Sheet, dated April 27, 2009, by and among JP Morgan Chase Bank, N.A., MOSH Holding, L.P., Dagger-Spine Hedgehog Corporation, Pioneer Natural Resources Company, Pioneer Natural Resources Company USA, Inc., and Woodside Energy (USA), Inc.

	Exhibit 99.2	Mesa Offshore Trust Press Release dated April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: April 27, 2009	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1

Binding Settlement Agreement Term Sheet, dated April 27, 2009, by and among JP Morgan Chase Bank, N.A., MOSH Holding, L.P., Dagger-Spine Hedgehog Corporation, Pioneer Natural Resources Company, Pioneer Natural Resources Company USA, Inc., and Woodside Energy (USA), Inc.

Exhibit 99.2	Mesa Offshore Trust Press Release dated April 27, 2009.